EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation of our report dated February 23, 1997, on the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996, included in this Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (No. 33-76614 and No. 333-46383).


GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York
March 27, 1998